Exhibit 10 (vii)
----------------

                               THIRD AMENDMENT OF
                                 MONROE BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN

       (As Amended and Restated Generally Effective as of January 1, 2001)


    WHEREAS, Monroe Bancorp (the "Corporation") maintains the Monroe Bancorp Employee Stock Ownership Plan (As Amended and Restated Generally Effective as of January 1, 2001) (the "Plan"); and

    WHEREAS, the Corporation has determined that the Plan should be amended to reflect final regulations issued by the Internal Revenue Service with respect to required minimum distributions under Section 401(a)(9) of the Internal Revenue Code; and

    WHEREAS, pursuant to the authority contained in Section 10.1 of the Plan, the Corporation has reserved the right to amend the Plan;

    NOW, THEREFORE, pursuant to the power reserved to the Corporation under
Section 10.1 of the Plan and delegated to the undersigned individuals, the Plan is hereby amended, effective as of January 1, 2003, in the following particulars. By adding the following new Supplement C to the Plan:

                                  "SUPPLEMENT C
                                  -------------

                       Minimum Distribution Requirements
                       ---------------------------------

        Section C-1 General Rules. The provisions of this Supplement will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year and will take precedence over any inconsistent provisions of the Plan. All distributions required under this Supplement will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

        Section C-2 Time and Manner of Distribution.

        (a) The Participant's entire Account will be distributed to the Participant no later than the Participant's required beginning date as described in Section 7.5(c).

        (b) If the Participant dies before distribution is made, the Participant's entire Account will be distributed no later than as follows:

            (i) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary (that is the individual who is designated as the Beneficiary under Section 7.10 and is the designated beneficiary under Code Section 401(a)(9) and the regulations thereunder), distributions to the Surviving Spouse will be begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

            (ii) If the Participant's Surviving Spouse is not the Participant's
                sole designated Beneficiary, the distribution to the designated Beneficiary will be made by December 31 of the calendar year immediately following the calendar year in which the Participant died.

            (iii) For purposes of calculating the minimum distribution on the death of a Participant for purposes of this Supplement, whether the Participant has a designated Beneficiary will be determined as of September 30 of the year following the year of the Participant's death. If a designated Beneficiary disclaims his Plan benefit or has received his entire Plan benefit prior to such September 30, he will not be considered a designated Beneficiary as of such date. If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire Account will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (iv) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subsection (b), other than subsection (b)(i), will apply as if the Surviving Spouse were the Participant.

                For purposes of this subsection (b), unless subsection (b)(iv)
            applies, distributions are considered to begin on the Participant's required beginning date. If subsection (b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subsection (b)(i)."

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

    IN WITNESS WHEREOF, the Corporation, by its officers thereunder duly authorized, adopts this Third Amendment this 19th day of December, 2003.

                                           MONROE BANCORP


                                           By: /s/ Mark D. Bradford
                                               -------------------------------
                                               Mark D. Bradford, President/CEO

ATTEST:


By: /s/ R. Scott Walters, Secretary
    -------------------------------
    R. Scott Walters, Secretary







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